Exhibit 23.8

CONSENT OF DEUTSCHE BANK SECURITIES INC.

March 11, 2010

Board of Directors

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Re:	Initially Filed Registration Statement on Form S-4 of Max Capital Group Ltd.

Gentlemen:

We hereby consent to (i) the inclusion of our opinion letter, dated March 3, 2010, to the Board of Directors of Max Capital Group Ltd. as Annex C to the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of Max Capital Group Ltd. filed on March 11, 2010 (the “Registration Statement”), and (ii) references made to our firm and such opinion in the Registration Statement under the captions “SUMMARY—The Amalgamation—Opinion of Deutsche Bank Securities Inc., Financial Advisor to Max”, “RISK FACTORS—Risks Related to the Amalgamation—The financial analyses and forecasts considered by Max and Harbor Point and their respective financial advisors may not be realized, which may adversely affect the market price of the combined company’s common shares following the amalgamation”, “THE AMALGAMATION—Background of the Amalgamation”, “THE AMALGAMATION—Reasons Why Max’s Board of Directors Recommends Approval of the Share Issuance”, “THE AMALGAMATION—Opinion of Deutsche Bank Securities Inc., Financial Advisor to Max” and “THE AMALGAMATION—Sources of Funds, Fees and Expenses”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any amendments to the Registration Statement.

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.